EXHIBIT 15.2

HAN KUN LAW OFFICES

Suite 906, Office Tower C1, Oriental Plaza, 1 East Chang An Avenue, Beijing 100738, P. R. China

TEL: (86 10) 8525-5500 ; FAX: (86 10) 852 5-5511/ 5522

Date: April 24, 2017

China Online Education Group

6th Floor Deshi Building North, Shangdi Street,

Haidian District, Beijing 100085

People’s Republic of China

Dear Sir/Madam:

We hereby consent to the reference to our firm in China Online Education Group’s annual report on Form 20-F for the fiscal year ended December 31, 2016, which will be filed by China Online Education Group on April 25, 2017 with the Securities and Exchange Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and further consent to the incorporation by reference of the summaries of our opinions that appear in the annual report on Form 20-F into the Registration Statements on Form S-8 (No. 333-213457).

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Yours Sincerely,

/s/ HAN KUN LAW OFFICES
HAN KUN LAW OFFICES